UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): June 17, 2016

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K for Lannett Company, Inc. (“Lannett”) filed on December 2, 2015, in connection with its acquisition of Kremers Urban Pharmaceuticals Inc., Lannett entered into (i) a credit and guaranty agreement (the “Credit and Guaranty Agreement”) among certain of its wholly-owned domestic subsidiaries, as guarantors (the “Lannett Guarantors”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent and collateral agent, and the lenders party thereto providing for a secured credit facility (the “Senior Secured Credit Facility”). The Senior Secured Credit Facility consisted of a term loan facility initially providing for Tranche A term loans (the “Tranche A Term Loans”) in an aggregate principal amount of $275.0 million, a term loan facility initially providing for Tranche B term loans (the “Tranche B Term Loans” and together with the Tranche A Term Loans, the “Term Loans”) in an aggregate principal amount of $635.0 million and a revolving credit facility providing for revolving loans (the “Revolving Loans”) in an aggregate principal amount of up to $125.0 million.

On June 17, 2016, Lannett entered into Amendment No. 1 to Credit and Guaranty Agreement (“Amendment No. 1”) among Lannett, as the borrower, Morgan Stanley, in its capacity as administrative agent, and each incremental term lender party thereto (the “Incremental Term Lender”). Pursuant to Amendment No. 1, Lannett was provided an incremental term loan by the Incremental Term Lender in the principal amount of $150.0 million (the “Incremental Term Loan”). The terms of this Incremental Term Loan are substantially the same as those applicable to the Tranche B Term Loans.

Lannett used the proceeds of the Incremental Term Loan, together with cash on hand, to repurchase, in a privately negotiated transaction, the remaining outstanding $200.0 million aggregate principal amount of Lannett’s 12.0% Senior Notes due 2023 (the “Senior Notes”). In order to allow for such repurchase under the Senior Secured Credit Facility, on June 17, 2016, Lannett entered into Amendment No. 2 to Credit and Guaranty Agreement (“Amendment No. 2”) among Lannett, as the borrower, Morgan Stanley, in its capacity as administrative agent, and each lender party thereto, whereby the lenders under Credit and Guaranty Agreement consent to the use of the proceeds of the Incremental Term Loan to repurchase the Senior Notes.

The foregoing description of Amendment No. 1 and Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 and Amendment No. 2, which are filed as Exhibits 10.43 and 10.44, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement.

In connection with the repurchase of the Senior Notes, Lannett terminated the Indenture, dated as of November 25, 2015, among Lannett, the Lannett Guarantors, and Wilmington Trust, National Association.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03 hereof.

Item 8.01                                           Other Events.

On June 20, 2016, Lannett issued a press release announcing the amendments to the Senior Secured Credit Facility and the repurchase of the Senior Notes, as disclosed in Item 1.01 hereof. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.43	Amendment No. 1 to Credit and Guaranty Agreement, dated as of June 17, 2016, by and among Lannett Company, Inc., Morgan Stanley Senior Funding, Inc., and the incremental term lender party thereto.
10.44	Amendment No. 2 to Credit and Guaranty Agreement, dated as of June 17, 2016, by and among Lannett Company, Inc., Morgan Stanley Senior Funding, Inc., and each lender party thereto.
99.1	Press Release dated June 20, 2016, announcing the amendments to the Senior Secured Credit Facility and the repurchase of the Senior Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: June 20, 2016